UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 8, 2021, Lannett Company, Inc. (the “Company”) entered into an Amended and Restated Exchange Agreement (the “Amended and Restated Exchange Agreement”) with certain holders of Term B Loans under the Company’s existing Senior Secured Credit Facility (the “Participating Lenders”), amending and restating the Exchange Agreement (the “Initial Exchange Agreement”) entered into on April 5, 2021 to add additional Participating Lenders. Pursuant to the terms of the Amended and Restated Exchange Agreement, the Participating Lenders have agreed to exchange (the “Exchange”) approximately $183.77 million of existing Term B Loans for Second Lien Loans and to fund approximately $6.23 million of additional Second Lien Loans under a new $190 million Second Lien Secured Loan Facility (“Second Lien Facility”) to be entered into between the Company and the Participating Lenders.

In connection with the Second Lien Facility, the Company will issue to the Participating Lenders, or to certain designees of such Participating Lenders, warrants to purchase up to 8,280,000 shares of common stock of the Company (the “Warrants”) at an exercise price of $6.88 per share. The Warrants shall have a term of 8 years from issuance and the Participating Lenders or their permitted designees will receive registration rights with respect to the shares of common stock of the Company to be received upon exercise of the Warrants.

The obligations of the Participating Lenders are conditioned upon, among other things, the Company (i) issuing $350,000,000 aggregate principal amount of senior secured notes due 2026 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act, and (ii) entering into an amendment (the “Amended ABL Credit Agreement”) to that certain Credit and Guaranty Agreement, dated as of December 7, 2020, among the Company, certain of its wholly-owned domestic subsidiaries party thereto, as borrowers or as guarantors, Wells Fargo Bank, National Association, as administrative agent and as collateral agent and the other lenders party thereto, for the purpose of, among other things, increasing the aggregate amount of the revolving credit facility to $45.0 million and extending the maturity thereof to the fifth anniversary of the closing date of the Second Lien Facility.

A copy of the Initial Exchange Agreement was previously filed as Exhibit 10.79 to the Company’s Current Report on Form 8-K dated April 5, 20201. A copy of the Amended and Restated Exchange Agreement is filed as Exhibit 10.80 hereto, and incorporated herein by reference. The foregoing description of the Amended and Restated Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 7.01	Regulation FD Disclosure

The information contained in Item 1.01 concerning the Company’s entering into the Amended and Restated Exchange Agreement, the proposed Exchange, the proposed Second Lien Facility and the proposed Amended ABL Credit Agreement is hereby incorporated herein by reference.

The disclosure in Item 7.01 of this Form 8-K contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statement, including, but not limited to, the proposed Exchange, the offering of the Notes, and the entering into of the Amended ABL Credit Agreement, whether expressed or implied, is subject to market and other conditions, and subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the risk factors discussed in the Company’s Form 10-K for the fiscal year ended June 30, 2020 and other documents filed with the Securities and Exchange Commission from time to time. These forward-looking statements represent the Company’s judgment as of the date of this filing. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.80	Amended and Restated Exchange Agreement dated April 8, 2021, among Lannett Company, Inc. and the participating lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: April 12, 2021